Exhibit 24.1
POWER OF ATTORNEY
     Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below hereby appoints Richard A. Cheap, Thomas E. Hoaglin, and Donald R. Kimble, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2007, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, and the Corporation hereby also appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Annual Report and any amendments thereto in its name and behalf, each such person and the Corporation hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of February 25, 2008.
DIRECTORS/OFFICERS:

Signatures	Title

/s/ Thomas E. Hoaglin Thomas E. Hoaglin	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)
/s/ Donald R. Kimble Donald R. Kimble	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Thomas P. Reed Thomas P. Reed	Senior Vice President and Controller (Principal Accounting Officer)
/s/ Raymond J. Biggs Raymond J. Biggs	Director
/s/ Don M. Casto III Don M. Casto III	Director
/s/ Michael J. Endres Michael J. Endres	Director
/s/ Marylouise Fennell Marylouise Fennell	Director
/s/ John B. Gerlach, Jr. John B. Gerlach, Jr.	Director
/s/ D. James Hilliker D. James Hilliker	Director
/s/ ..David P. Lauer David P. Lauer	Director
/s/ Jonathan A. Levy Jonathan A. Levy	Director
/s/ Wm. J. Lhota Wm. J. Lhota	Director

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/s/ Gene E. Little Gene E. Little	Director
/s/ Gerard P. Mastroianni Gerard P. Mastroianni	Director
/s/ David L. Porteous David L. Porteous	Director
/s/ Kathleen H. Ransier Kathleen H. Ransier	Director

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